Exhibit 10.16

Dated October 31, 2017
(1) BUNGE SECURITIZATION B.V., as Seller
(2) KONINKLIJKE BUNGE B.V., as Master Servicer
(3) The Conduit Purchasers party hereto
(4) The Committed Purchasers party hereto
(5)   The Purchaser Agents party hereto
(6)   COÖPERATIEVE RABOBANK U.A., as Administrative Agent and Purchaser Agent
(7) BUNGE LIMITED, as Performance Undertaking Provider

TWELFTH AMENDMENT TO THE RECEIVABLES TRANSFER AGREEMENT

Exhibits
EXHIBIT A    Address and Notice Information
EXHIBIT B    Facility Accounts and Account Banks
EXHIBIT C    Excluded Obligors

i

THIS TWELFTH AMENDMENT TO THE RECEIVABLES TRANSFER AGREEMENT (this “Amendment”) is dated October 31, 2017 and made among:

(1)	BUNGE SECURITIZATION B.V., a private limited liability company organized under the laws of the Netherlands, as Seller (the “Seller”);

(2)	KONINKLIJKE BUNGE B.V., a private limited liability company organized under the laws of the Netherlands, as Master Servicer (the “Master Servicer”);

(3)	the Conduit Purchasers party hereto (the “Conduit Purchasers”);

(4)	the Committed Purchasers party hereto (the “Committed Purchasers”);

(5)	the Purchaser Agents party hereto (the “Purchaser Agents”);

(6)	COÖPERATIEVE RABOBANK U.A., as Administrative Agent (the “Administrative Agent”); and

(7)	BUNGE LIMITED, a company formed under the laws of Bermuda, as Performance Undertaking Provider (the “Performance Undertaking Provider”),
the Seller, the Master Servicer, the Conduit Purchasers, the Committed Purchasers, the Purchaser Agents, the Administrative Agent and the Performance Undertaking Provider are hereinafter collectively referred to as the “Parties” and each of them a “Party”.
BACKGROUND:

(A)
This Amendment is supplemental to and amends the receivables transfer agreement dated June 1, 2011 (as amended and restated on May 26, 2016, as further amended on June 30, 2016, October 11, 2016 and on May 31, 2017) made among the Parties to this Amendment (the "Receivables Transfer Agreement").

(B)	The Parties have agreed to further amend the Receivables Transfer Agreement on the terms set out below.

(C)	This Amendment is a Transaction Document as defined in the Receivables Transfer Agreement.
IT IS AGREED that:

1.	DEFINITIONS AND INTERPRETATION
Unless otherwise defined herein, capitalized terms which are used herein shall have the meanings assigned to such terms in Section 1.1 (Certain defined terms) of the Receivables Transfer Agreement. The principles of interpretation set forth in Section 1.2 (Other terms) and Section 1.3 (Computation of time periods) of the Receivables Transfer Agreement shall apply to this Amendment as if fully set forth herein.

2.	AMENDMENT OF THE RECEIVABLES TRANSFER AGREEMENT
With effect from the Amendment Effective Date (as such term is defined in Clause 6 (Conditions Precedent)), the Receivables Transfer Agreement shall be amended as follows:
(a)    In Section 1.1 (Definitions) the definition of “Account Security Agreements” shall be deleted and replaced with the following:
“Account Security Agreements” means, as the context requires, all or any one of the Canadian Account Security Agreements, the German Account Security Agreements, the Dutch Account Security Agreements, the Hungarian Account Security Agreements, the Italian Account Security Agreements, the Portuguese Account Security Agreements, the Spanish Account Security Agreements and the U.S. Account Security Agreements.
(b)    In Section 1.1 (Definitions) the definition of “Approved Originator Jurisdiction” shall be deleted and replaced with the following:
“Approved Originator Jurisdiction” means Canada, Germany, Hungary, Italy, The Netherlands, Portugal, Spain and any State of the U.S. and any other jurisdiction approved in writing by the Administrative Agent and each Purchaser Agent; provided that a jurisdiction shall not be an Approved Originator Jurisdiction unless all authorizations and approvals by all Official Bodies required in connection with this Agreement and the other Transaction Documents have been obtained and all opinions, certificates, amendments to the Transaction Documents and other documentation reasonably requested by the Administrative Agent or any Purchaser Agent have been delivered (such documentation anticipated to be substantially similar to the documentation required for Originators on the Closing Date, with any necessary country–specific adjustments).
(c)    In Section 1.1 (Definitions) the following definition of “Bail-In Action” shall be inserted:
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.
(c)    In Section 1.1 (Definitions) the following definition of “Bail-In Legislation” shall be inserted:
“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time that is described in the EU Bail-In Legislation Schedule.

(e)    In Section 1.1 (Definitions) the definition of “Collection Accounts” shall be deleted and replaced with the following:
“Collection Accounts” means, as the context requires, all or any one of the Canadian Collection Accounts, Dutch Collection Accounts, German Collection Accounts, Hungarian Collection Accounts, Italian Collection Accounts, Portuguese Collection Accounts, Spanish Collection Accounts or U.S. Collection Accounts.
(f)    In Section 1.1 (Definitions) the following definition of “Dutch Account Security Agreement” shall be inserted:
“Dutch Account Security Agreement” has the meaning specified in the Dutch RPA.
(g)    In Section 1.1 (Definitions) the following definition of “Dutch Collection Account” shall be inserted:
“Dutch Collection Account” means any account set forth on Schedule 5 (Facility Accounts and Account Banks) hereto under the heading “Dutch Collection Accounts”, as such Schedule may be amended from time to time in accordance herewith.
(h)    In Section 1.1 (Definitions) the following definition of “Dutch Collection Account Bank” shall be inserted:
“Dutch Collection Account Bank” means any bank or other financial institution set forth on Schedule 5 (Facility Accounts and Account Banks) under the heading “Dutch Collection Account Banks”, as such Schedule may be amended from time to time in accordance herewith.
(i)    In Section 1.1 (Definitions) the following definition of “Dutch Originator” shall be inserted:
“Dutch Originator” has the meaning assigned to the term “Seller” in the Dutch RPA.
(j)    In Section 1.1 (Definitions) the following definition of “Dutch RPA” shall be inserted:
“Dutch RPA” means the Dutch Receivables Purchase Agreement among the Dutch Originators, the Dutch Seller Agent and the Seller. It being understood and agreed that this agreement shall be entered into after the Amendment Effective Date.
(k)    In Section 1.1 (Definitions) the following definition of “Dutch Seller Agent” shall be inserted:
“Dutch Seller Agent” has the meaning assigned to the term “Seller Agent” in the Dutch RPA.

(l)    In Section 1.1 (Definitions) the following definition of “EEA Financial Institution” shall be inserted:
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country that is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country that is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country that is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
(m)    In Section 1.1 (Definitions) the following definition of “EEA Member Country” shall be inserted:
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein and Norway.
(n)    In Section 1.1 (Definitions) the following definition of “EEA Resolution Authority” shall be inserted:
“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
(o)    In Section 1.1 (Definitions) clause (d) of the definition of "Eligible Receivable" shall be deleted and replaced with the following:

(d)
which has been billed to the relevant Obligor and, (i) according to the terms thereof and any Contract related thereto, is required to be paid in full (subject to any contractual rebate or discount) within 240 days from the original billing date therefor and (ii) would not cause the weighted average payment term of all Eligible Receivables to be greater than 70 days;

(p)    In Section 1.1 (Definitions) the following definition of “EU Bail-In Legislation Schedule” shall be inserted:
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.
(q)    In Section 1.1 (Definitions) the definition of "Loss Horizon Ratio" shall be deleted and replaced with the following:
“Loss Horizon Ratio” means, as of any Monthly Reporting Date and continuing until (but not including) the next Monthly Reporting Date, the amount equal to (a) the aggregate amount of all sales (in U.S. Dollars or the Dollar Equivalent) which gave rise to

Portfolio Receivables that were generated during the prior 4 Calculation Periods (where the Portfolio Receivables have weighted average payment terms of less than or equal to 30 days) or 4.25 Calculation Periods (where the Portfolio Receivables have weighted average payment terms of greater than 30 days but less than or equal to 40 days) or 4.50 Calculation Periods (where the Portfolio Receivables have weighted average payment terms of greater than 40 days but less than or equal to 50 days) or 4.75 Calculation Periods (where the Portfolio Receivables have weighted average payment terms of greater than 50 days but less than or equal to 60 days) or 5.25 Calculation Periods (where the Portfolio Receivables have weighted average payment terms of greater than 60 days but less than or equal to 70 days) divided by (b) the Net Eligible Receivables Balance as of the end of the Calculation Period immediately preceding such earlier Monthly Reporting Date.
(r)    In Section 1.1 (Definitions) the definition of "Originator" shall be deleted and replaced with the following:
“Originator” means any Canadian Originator, Dutch Originator, German Originator, Hungarian Originator, Italian Originator, Portuguese Originator, Spanish Originator or U.S. Originator.
(s)    In Section 1.1 (Definitions) the definition of "Originator Sale Agreement" shall be deleted and replaced with the following:
“Originator Sale Agreement” means any of the Canadian RPA, the Dutch RPA, the German RPA, the Hungarian RPA, the Italian RPA, the Portuguese RPA, the Spanish RPA and the U.S. RPA.
(t)    In Section 1.1 (Definitions) the following definition of “Write-Down and Conversion Powers” shall be inserted:
“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.
(u)    In Article 11 (Miscellaneous) the following provision shall be added as Section 11.18:
“Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Transaction Document or in any other agreement, arrangement or understanding among the parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Transaction Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)
the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder that may be payable to it by any party hereto that is an EEA Financial Institution; and

(b)	the effects of any Bail-in Action on any such liability, including, if applicable:

(i)	a reduction in full or in part or cancellation of any such liability;

(ii)
a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Transaction Document; or

(iii)	the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of any EEA Resolution Authority.”
(v)    Schedule 2 (Address and Notice Information) shall be deleted and replaced with Exhibit A hereto.
(w)    Schedule 5 (Facility Accounts and Facility Account Banks) shall be deleted and replaced with Exhibit B hereto.
(x)    Schedule 9 (Excluded Obligors) shall be deleted and replaced with Exhibit C hereto.

3.	REPRESENTATIONS
Each of the Seller, the Master Servicer and the Performance Undertaking Provider represents and warrants to the other Parties hereto that, after giving effect to this Amendment, each of its representations and warranties set forth in the Receivables Transfer Agreement, as such representations and warranties apply to such Person, is true and correct in all material respects on and as of the date hereof as though made on and as of such date except for representations and warranties stated to refer to a specific earlier date, in which case such representations and warranties are true and correct as of such earlier date.

4.	HUNGARIAN RECEIVABLES PURCHASE AGREEMENT
The Parties hereby consent to the Hungarian RPA.

5.	CONTINUANCE
The Parties hereby confirm that the provisions of the Receivables Transfer Agreement and the other Transaction Documents shall continue in full force and effect, subject only to the amendments effected thereto by this Amendment.

6.	FURTHER ASSURANCE
The Parties shall, upon request of the Administrative Agent, and at the cost of the Seller, do all such acts and things necessary or desirable to give effect to the amendments effected or to be effected by this Amendment. Each of the Parties thereto hereby ratifies and confirms each of the Transaction Documents to which it is a party.

7.	CONDITIONS PRECEDENT
This Amendment shall become effective as of the date first written above upon the Administrative Agent’s receipt of counterparts of this Amendment duly executed by each of the Parties (the “Amendment Effective Date”).

8.	NOTICES, ETC.
All communications and notices provided for hereunder shall be provided in the manner described in Schedule 2 (Address and Notice Information) to the Receivables Transfer Agreement.

9.	EXECUTION IN COUNTERPARTS
This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by facsimile or by electronic file in a format that is accessible by the recipient shall be effective as delivery of a manually executed counterpart of this Amendment.

10.	GOVERNING LAW; SUBMISSION TO JURISDICTION

(a)	THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK.

(b)
Each of the Parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the non-exclusive jurisdiction of the Supreme Court of the State of New York sitting in the Borough of Manhattan and of the United States District Court for the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Amendment. Each party hereto hereby irrevocably waives, to the fullest extent that it may legally do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. Each party hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

11.	NO PROCEEDING; LIMITED RECOURSE

(a)
Each of the Parties hereto hereby agrees that (i) it will not institute against any Conduit Purchaser any proceeding of the type referred to in the definition of Event of Bankruptcy until there shall have elapsed two years plus one day since the Final Payout Date and (ii) notwithstanding anything contained herein or in any other Transaction Document to the contrary, the obligations of the Conduit Purchasers under the Transaction Documents are solely the corporate obligations of the Conduit Purchasers and shall be payable solely to the extent of funds which are received by the Conduit Purchasers pursuant to the Transaction Documents and available for such payment in accordance with the terms of the Transaction Documents and shall be non-recourse other than with respect to such available funds and, without limiting this Section 10, if ever and until such time as any Conduit Purchaser has sufficient funds to pay such obligation shall not constitute a claim against such Conduit Purchaser.

(b)
No recourse under any obligation, covenant or agreement of any Conduit Purchaser contained in this Amendment or any other Transaction Document shall be had against any incorporator, stockholder, officer, director, member, manager, employee or agent of such Conduit Purchaser by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute or otherwise; it being expressly agreed and understood that this Amendment and the other Transaction Documents are solely a corporate obligation of such Conduit Purchaser, and that no personal liability whatever shall attach to or be incurred by any incorporator, stockholder, officer, director, member, manager, employee or agent of such Conduit Purchaser or any of them under or by reason of any of the obligations, covenants or agreements of such Conduit Purchaser contained in this Amendment or any other Transaction Document, or implied therefrom, and that any and all personal liability for breaches by such Conduit Purchaser of any of such obligations, covenants or agreements, either at common law or at equity, or by statute, rule or regulation, of every such incorporator, stockholder, officer, director, member, manager, employee or agent is hereby expressly waived as a condition of and in consideration for the execution of this Amendment; provided that the foregoing shall not relieve any such Person from any liability it might otherwise have as a result of fraudulent actions taken or fraudulent omissions made by them.

[Signature pages follow.]

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the day and year first above written.
BUNGE SECURITIZATION B.V., as Seller

By: /s/ Pravien Mahabier
Name: Pravien Mahabier
Title: Proxy Holder A

By: /s/ Wouter Swierstra
Name: Wouter Swierstra
Title: Proxy Holder B

KONINKLIJKE BUNGE B.V., as Master Servicer

By: /s/ A.J. de Lange
Name: A.J. de Lange
Title: Director

By: /s/ J.J. Kloet
Name: J.J. Kloet
Title: Director

BUNGE LIMITED, as Performance Undertaking Provider

By: /s/ Carla Heiss
Name: Carla Heiss
Title: Secretary

By: /s/ Rajat Gupta
Name: Rajat Gupta
Title: Treasurer

[Signature to Twelfth Amendment to the Receivables Transfer Agreement]

COÖPERATIEVE RABOBANK U.A., as Administrative Agent, Committed Purchaser and Purchaser Agent

By: /s/ Jennifer Vervoorn
Name: Jennifer Vervoorn
Title: Director

By: /s/ E. van Esveld
Name: E. van Esveld
Title: Managing Director

NIEUW AMSTERDAM RECEIVABLES CORPORATION B.V., as Conduit Purchaser

By: /s/ E.M. van Arkeren
Name: E.M. van Ankeren
Title: Managing Director

By: /s/ R. Geerts
Name: R. Geerts
Title: Proxy Holder

[Signature to Twelfth Amendment to the Receivables Transfer Agreement]

CRÉDIT AGRICOLE CORPORATE & INVESTMENT BANK, as Purchaser Agent and Committed Purchaser

By: /s/ Frédéric Mazet
Name: Frédéric Mazet
Title:

By: /s/ Cyril Lesage
Name: Cyril Lesage
Title:

[Signature to Twelfth Amendment to the Receivables Transfer Agreement]

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., as Purchaser Agent

By: /s/ Mark Escott
Name: Mark Escott
Title: Head of Securitisation

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., as Committed Purchaser

By: /s/ Mark Escott
Name: Mark Escott
Title: Head of Securitisation

ALBION CAPITAL CORPORATION S.A., as Conduit Purchaser

By: /s/ Salvatore Rosato
Name: Salvatore Rosato
Title: Director

By: /s/ Catherine Trapani
Name: Catherine Trapani
Title: Director

[Signature to Twelfth Amendment to the Receivables Transfer Agreement]

BNP PARIBAS, LONDON BRANCH, as Purchaser Agent

By: /s/ Hadrien Schmidt
Name: Hadrien Schmidt
Title: Authorised Signatory

MATCHPOINT FINANCE PLC, as Committed Purchaser and Conduit Purchaser

By: /s/ Brian McDonagh
Name: Brian McDonagh
Title: Director

[Signature to Twelfth Amendment to the Receivables Transfer Agreement]

Exhibit A

SCHEDULE 2
ADDRESS AND NOTICE INFORMATION

Exhibit B

SCHEDULE 5
Facility Accounts and Account Banks

Exhibit C

Schedule 9
EXCLUDED OBLIGORS